Performance Last 5 Years


Stock Price Performance (%)
Peer Group: +40%
Arlington: -15%
5 Years Ago
Today

Peers = 1 dollar and 40 cents


FEDERAL RESERVE NOTE
THE UNITED STATES OF AMERICA
ONE DOLLAR
LIBERTY
1987
IN GOD WE TRUST

Arlington = 85 cents


LIBERTY
1987

2015 Return on Equity



Peer Group: +6%
Arlington: -12%

Tangible Book Value Per Share Growth


Peer Group: -8%
Arlington: -40%


GAAP


Arlington

"Non-GAAP Core Operating Net Income Per Diluted Share"?

GAAP

($3.02)


Arlington

$5.91

"Non-GAAP Core Operating Net Income Per Diluted Share"?



Since 2010…

$442 mm

in cumulative

"Non-GAAP Core Operating Net Income"

<u>Where did all the money go?</u>

REALITY CHECK

Value Per Share Creation Since 2010


$28.75
$18.84
$6.11
$-
$2.24
$17.20
$28.25
-40.5%
$16.82
2010 Tangible Book Per Share
Interest Income
Investmt /Hedging Losses
SG&A and Opex
Private Label MBS and Contribution
Other and Timing Differences
Dividends Paid
2015 Tangible Book Per Share


COMPENSATION

Fair or Unfair?


COMPENSATION

Executives received **$37 mm**

Directors received **$5 mm**

Shareholders have lost **15%**


THE UNITED STATES OF AMERICA
K 03040506 H
ONE DOLLAR

Fair or Unfair?

Our IRR calculation:

2013 – 13%
2014 – 14%
2015 – (12%)

Their ROE calculation:

2013 – 19%
2014 – 24%
2015 – 18%


$




Buyers Rd.
Sellers Ln.


Rd.
Sellers Ln.

Sold $15 mm of shares at $25

Donald H. Putnam



Investment Banking

Private Equity

Asset Management

Quantitative Investments

Raymond C. Mikulich



Real Estate Investing

Private Equity

Real Estate Management

Asset Management

W. Brian Mailian



- MBS Investing
- Investment Banking
- Asset Management
- Advisory to GSEs

Barry Kasoff



Restructuring

Operations Management

Audit

Real Estate Investing

Scott R. Arnold



MBS Investing

Hedge Fund Investing

Commercial Banking

Portfolio Management

Daunting prospects for a MBS REIT…



%
%
%
%
%
%
%

Low interest rates

Daunting prospects for a MBS REIT…


Yield (%)
Maturity

Flat Yield Curve

Daunting prospects for a MBS REIT…



MBS Demand Sophisticated Analysis


PROFIT
RISK
LOSS

- Leverage 9.6x
- Hedging Insight?
- Dividend unsustainable?

Our Nominees



Scott R. Arnold

- MBS Investing
- Hedge Fund Investing
- Portfolio Management



Barry Kasoff

- Restructuring
- Real Estate Investing
- Operations Management



W. Brian Maillian

- MBS Investing
- Asset Management
- Advisory to GSEs



Raymond C. Mikulich

- Real Estate Investing
- Real Estate Management
- Asset Management



Donald H. Putnam

- Asset Management
- Quantitative Investments
- Private Equity

ACT NOW



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